UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 29, 2005

A.G. EDWARDS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08527	43-1288229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Jefferson Avenue,
St. Louis, Missouri		63103
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (314) 955-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 23, 2005, the Board of Directors of the Company adopted amendments to the Company's Non-Employee Director Stock Compensation Plan (the "Plan") and directed that the Plan, as amended, be submitted to its stockholders for their approval. The Plan had not previously been submitted to the Company's stockholders for their approval. The Plan was adopted in 2002 with a maximum number of the Company's common stock available under the Plan of 15,000. The February 23, 2005 amendment provided for, among other things, an increase in the maximum number of common shares available under the Plan to 30,000.

At the Company's annual meeting of stockholders on June 23, 2005, the Company's stockholders approved the Plan, as amended. A copy of the Plan, as amended, was filed as Attachment C to the Company's proxy statement related to such meeting.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

A.G. Edwards, Inc.
Registrant

Date:	June 29, 2005	By:	/s/ Douglas L. Kelly
Douglas L. Kelly
Chief Financial Officer